Exhibit 99.3

Recall Acquisition – Updated Assumptions and View on Synergies April 1, 2016

Safe Harbor Language and Reconciliation of Non-GAAP Measures Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and be subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, the expected timing of the closing of Iron Mountain’s proposed acquisition of Recall, the scope and timing of required divestitures, Iron Mountain’s financial performance outlook and shareholder returns, including after giving effect to Iron Mountain’s proposed acquisition of Recall, and statements regarding Iron Mountain’s goals, beliefs, plans and current expectations. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as "believes," "expects," "anticipates," "estimates" or similar expressions, it is making forward-looking statements. You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of Iron Mountain’s present expectations, which may or may not occur. The forward-looking statements are based on Iron Mountain’s estimates based on information available to it as of the date of this Investor Presentation. Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations. Important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others: (i) Iron Mountain’s ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by Iron Mountain’s customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for Iron Mountain’s storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect Iron Mountain’s customers' information; (vi) changes in the price for Iron Mountain’s storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which Iron Mountain’s international subsidiaries operate; (viii) Iron Mountain’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of Iron Mountain’s capital expenditures; (x) changes in the cost of Iron Mountain’s debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for Iron Mountain’s business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; and (xiv) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated. In addition, with respect to the potential Recall transaction, Iron Mountain’s ability to close the proposed transaction in accordance with its terms and within the anticipated time period, or at all, is dependent on Iron Mountain’s and Recall's ability to satisfy the closing conditions for the transaction, including the receipt of Recall shareholder approval, and the benefits of the potential Recall transaction, including potential cost synergies, accretion and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected. Additional risks that may affect results are set forth in Iron Mountain’s filings with the Securities and Exchange Commission, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in Recall’s filings with the Australian Stock Exchange, including Recall’s Annual Report for the fiscal year ended June 30, 2015 and Recall’s interim financial statements for the 6-month period ended December 31, 2015. Any forward-looking statements contained herein are based on assumptions that Iron Mountain believes to be reasonable as of the date hereof and Iron Mountain undertakes no obligation, except as required by law, to update these statements as a result of new information or future events. Non-GAAP Measures: Throughout this presentation, Iron Mountain will be discussing Adjusted OIBDA, Adj. EPS, Normalized FFO and AFFO, which do not conform to accounting principles generally accepted in the United States (GAAP). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). For additional information please see the appendix of this presentation. Notice to Recall Shareholders: Notice to Recall shareholders: The information contained in this communication has not been prepared in accordance with Australian disclosure standards as they apply to scrip based mergers effected by way of scheme of arrangement. Recall shareholders are encouraged to read the Scheme Booklet and the Supplementary Scheme Booklet that has been sent to them by Recall (as released to the announcements platform of the Australian Securities Exchange by Recall on October 23, 2015 and April 1, 2016, respectively) in forming a view as to whether, and how, to vote at the Recall shareholder's meeting to be held on April 19, 2016 to consider the proposed acquisition of Recall by Iron Mountain by way of scheme of arrangement (Scheme). Those documents contain all information that is material to a decision of the Recall shareholders in relation to the Scheme.

A Compelling Opportunity for Both Iron Mountain and Recall Shareholders Transaction rationale Updated base business assumptions and synergies Current expected synergies and accretion 2016 Guidance – including partial year benefit from Recall 2020 Vision – updated financial expectations with Recall Next Steps All monetary amounts are in USD, unless otherwise noted

Transaction Delivers Attractive Premium and Participation in Combined Growth Broader geographic footprint, exposure to higher growth emerging markets and meaningful synergies Total net synergies of US$105 million drive meaningful accretion in Adj. EPS Cash benefit drives accretion in Normalized FFO AFFO, supports medium term de-leveraging and dividend coverage Complementary to our REIT structure Compelling Opportunity Accelerates IRM’s Successful Strategy Attractive premium to undisturbed Recall share price Ability for Recall shareholders to continue to participate in attractive industry via IRM stock and benefit from meaningful synergies Recall shareholders to own up to 21% of the combined group IRM secondary listing on ASX of CHESS Depository Interests (CDIs) under INM – expected to be included in ASX 200 Index Option to elect to receive alternative consideration of A$8.50 in cash, subject to proration Attractive Premium and Participation in the Combined Business for REC

Updated Total Net Synergy Expectation Driven By: Divestitures greater than originally anticipated Additional lost synergies due to location of divestitures Strengthening of the US Dollar Base Business Assumptions Change in REC and IRM base businesses (FX) and $50 million of IRM Transformation benefits realized to date IRM 2020 Investor Day Plan, announced after deal, further elevated base pro forma metrics Updated Base Business Assumptions and Synergies $ in millions Stabilized (06/08/15) Stabilized (Current) Est. Total Gross Synergies $185 $185 Estimated OIBDA lost to Divested Revenue (15) (35) Synergies lost due to Divestiture Location (15) (40) FX Impact (5) Est. Net Synergies $155 $105

Estimated Synergies and Costs to Achieve

Estimated Total Net Synergies[(1)] Anticipated at Full Integration


$15
$80
$100
$105
2016
2017
2018
Fully Synergized
Overhead
Cost of Sales
Tax
Real Estate

Estimated Cumulative One-time Costs to Achieve and Integrate[(2)] Includes Operating and Capital Expenditures and In-Line with Prior Guidance

Debt financed as incurred


$300
$80
$125
$230
$260
$220
2016 (3)
2017
2018
Fully Synergized
Operating Expense
Capital Expense

(1) Net synergies do not reflect impact of costs to achieve synergies and integrate businesses. Synergy estimates are preliminary and may change as ongoing analysis and integration planning progresses.
(2) Cost to achieve synergies and integrate businesses includes moving, racking, severance costs, Facilities Upgrade Program, REIT conversion costs, system integration costs and costs to complete the divestitures and any transitional services required to support the divested business during a transition period. This is inline with previous guidance but excludes one-off transaction costs of approximately $80 million in implementing the Scheme.
(3) 2016 incudes approximately $20 million of incurred in 2015 to prepare for integration

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2018 Estimated Adj. EPS Accretion vs. Prior Estimates


2018 Estimated Adj. EPS Accretion - Excluding IRM 2020 Plan
25.1%
5.7%
0.9%
18.5%
2.0%
16.5%
1.5%
15.0%
June 2015 Estimate
Divestitures (1)
Underlying Business Changes (2)
Accretion from Operations Acquired before FX
FX Impact on Original Estimate (3)
Accretion Net of FX
Delay in Deal timing (4)
Updated Accretion Estimate


IRM 2020 Plan Drives Higher Base Performance
2018 Adj. EPS Accretion of 10%

- IRM 2020 Investor Day Plan includes primarily $75 million of incremental Adj. OIBDA benefits from Transformation, out of the total $125 million, and incremental investments in M&A and Real Estate. The flow through to earnings is roughly $60 million.

(1) 570 basis points impact of Divestitures comprised of a 300 basis points impact from incremental divested OIBDA and 270 basis points of incremental divested synergies potential including an estimated increase in proceeds from the divestitures

(2) Underlying Business Changes relates primarily to acquisitions completed by Iron Mountain and Recall, Iron Mountain's refinancing of indebtedness, and changes in commodity prices and the performance of the businesses compared

(3) 200 basis points impact of movements in foreign exchange rates is comprised of an 80 basis points impact on the combined stand-alone Iron Mountain and Recall business and a 120 basis points impact of expected synergies

(4) The estimated impact of the Delay in Deal Timing is due to a delay in the expected closing of the proposed Recall acquisition; it does not imply any change in the fully synergised accretion numbers

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Estimated Earnings, Normalized FFO and AFFO Accretion – Excluding 2020 Plan

Meaningful Accretion Across Relevant Financial Metrics

Accretion Percentages Reflect Updated Estimated Synergies Achieved in Each Year – Excluding IRM 2020 Plan



Adjusted EPS Accretion
0%
14%
15%
16%
2016
2017
2018
Fully Synergized



Normalized FFO Accretion
3%
7%
7%
7%
2016
2017
2018
Fully Synergized



AFFO Accretion
1%
5%
5%
6%
2016
2017
2018
Fully Synergized

- The bar chart percentages for Adj. EPS Accretion and Normalized FFO Accretion do not reflect the impact of estimated purchase accounting adjustments, primarily fair value adjustments associated with Recall's tangible and intangible assets that Iron Mountain will record upon closing in accordance with GAAP.
- While the adjustments are expected to result in a significant increase in depreciation and amortization expenses, the adjustments are primarily related to non-cash items and will not have a significant impact on cash flows, AFFO or estimated synergies. Therefore, the adjustments do not impact the fair value assessment of the transaction.
- Accretion/dilution after adjusting for impact of non-cash U.S. GAAP purchase price adjustments:
  - Adj. EPS: 6% on a Fully Synergized basis
  - Normalized FFO: 4% on a Fully Synergized basis

Note: Assumes IRM weighted average shares outstanding of 267 million, and exchange ratio of 0.1722x. Accretion estimates are on a per share basis and do not include operating and capital expenditures related to integration, as these are one time in nature and will be excluded from our Adj. EPS, Normalized FFO and AFFO. Assumptions represent our current analysis and are subject to change as our analysis and integration planning process progresses. Effective tax rate estimated to be approximately 19%.

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Updated 2016 Guidance to Reflect Benefit of Recall

	2016 Standalone Guidance - 2016 C$/R$ Consistent with Guidance Given on February 25, 2016		2016 Preliminary Guidance - 2016 C$/R$ With Partial Year Benefit from Recall	
	2016 Guidance Standalone	C$ Growth	Preliminary 2016 Guidance With Recall	Preliminary 2016 Guidance With Recall Incl. PPA
Revenue	$3,000 – $3,080	3% - 6%	$3,450 – $3,550	$3,450 – $3,550
Adj. OIBDA	$950 – $970	6% - 8%	$1,070 – $1,110	$1,070 – $1,110
Adj. EPS	$1.24 – $1.32 (1)	6% - 13%	$1.24 – $1.32 (2)	$1.10 – $1.20 (2),(3)
Normalize FFO/Sh.	$2.15 – $2.22 (1)		$2.20 – $2.30 (2)	$2.10 – $2.20 (2),(3)
AFFO	$515 – $530		$610 – $650	$610 – $650

Capital Expenses and Investments	2016 Standalone	Preliminary 2016 Guidance with Recall
Maintenance	$80	$90
Non-RE Investment	$70	$80
Total Capital Expenses	**$150**	**$170**
Real Estate Investments	$265	$320
Business and Customer Acquisitions	$140 – $180	$140 – $180
Total Capital Investments	**$405 – $445**	**$460 – $500**

(1) Assumes 212 million shares outstanding; (2) Assumes 267 million shares outstanding

(3) Adj. EPS and FFO/share includes purchase price accounting adjustments (PPA), which results in $64 million of incremental D&A expense.

Preliminary 2016 Guidance with Recall assumes a May 2, 2016 close and all divestitures will be effective day 1 and an effective tax rate estimated to be approximately 19%. Assumptions represent our current analysis and are subject to change as our analysis and integration planning process progresses

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2020 Estimated IRM Cash Available for Dividends and Discretionary Investment

Cash Available for Distribution and Investment ($MM) Numbers reflect midpoint of guidance	I-day October 2015 2020 Vision + Recall Based on 2015 C$ Rates	Current 2020 Vision + Recall Based on R$	Notes
IRM PF Adj. OIBDA	$1,650	$1,525	Change driven by FX, Divestitures and Paper Prices
Benefit from Transformation	$125	$125	
PF IRM Adj. OIBDA	**$1,775**	$1,650	
Add: Stock Compensation/Other	50	50	
Adj. OIBDA, Transformation and Other Non Cash Expenses	**1,825**	**$1,700**	
Less: Cash Interest	400	400	
Cash Taxes	150	130	Change due to refined estimates and divestitures
Real Estate and Non-Real Estate Maintenance Capex	120	100	
Non-Real Estate Investment	105	85	Change due to improved capital efficiencies
Customer Acquisitions (1)	50	40	
Cash Available for Dividends and Investments	**2015 C$1,000 / R$ 955**	**$945**	
Expected Total Regular Dividend (dividend per share remains the same)	$700	$685	Total expected dividend payout ($) declined as share assumptions changed – no longer assuming all stock deal
Racking Investment for on-going growth	$105	$105	
Cash Available for Discretionary Investments	**$150**	**$155**	
Lease Adjusted Leverage Ratio	**4.9X**	**5.0X**	

(1) Customer acquisitions includes costs associated with the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees.

R$ basis is equivalent to 2016 C$ rates

Figures may not foot rounding

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Recall Acquisition Significantly Enhances Estimated Financial Performance Worldwide Revenue (2016 C$ / R$ in MM) +4.3% CAGR 4% Growth through 2020 (1) Assumes 267 million shares outstanding Lease Adjusted Leverage Ratio Dividend as % of AFFO Adjusted OIBDA (2016 C$ / R$ in MM) Projected Minimum Dividend per Share (1) ≈ ≈ ≈ ≈ ≈ +9.2% CAGR $ 1,140 – $1,180 $ 1,600 – $1,700 2016E - Normalized to Reflect REC FY Benefit 2020E $1.91 $1.94 $2.20 $2.35 2015 2016 2017 2018 2020 $ 3,680 – $3,780 $ 4,365 – $4,465 2016E - Normalized to Reflect REC FY Benefit 2020E 78% 70% 2015 2020E 5.6x 5.0x 2015 2020E

Next Steps Recall Scheme Meeting on April 19 to obtain Recall shareholder approval Final Australian court approval of transaction Deal expected to close on May 2 UK Phase 2 Review expected to conclude June 29 UK Recall business to be held separate

Appendix

2016 Estimates IRM Cash Available for Dividends and Discretionary Investment Cash Available for Distribution and Investment ($MM) on R$ basis /2016C$ Basis Numbers reflect midpoint of guidance 2016E Standalone 2016E + Recall IRM + REC PF Adj. OIBDA $910 $1,025 Benefit from Transformation $ 50 $50 PF IRM Adj. OIBDA $960 $1,090 Add: Stock Compensation/Other 45 45 Adj. OIBDA, Transformation and Other Non Cash Expenses $1,005 $1,135 Less: Cash Interest 270 300 Cash Taxes 55 30 Real Estate and Non-Real Estate Maintenance Capex 80 90 Non-Real Estate Investment 70 80 Customer Acquisitions(1) 35 35 Cash Available for Dividends and Investments $495 $600 Expected Total Regular Dividend (dividend per share remains the same) $411 $492 Racking Investment for on-going growth $60 $70 Cash Available for Discretionary Investments $24 $38 Lease Adjusted Leverage Ratio 5.6X 5.7X Customer acquisitions includes costs associated with the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees. R$ basis is equivalent to 2016 C$ rates Figures may not tie due to rounding

Financing of the Transaction (In Millions) Source: IRM & Recall public filings Based upon an IRM closing price as of 03/29/16 of US$33.50 Source: IRM & Recall public filings Financing assumes cash option of A$225 million is fully utilized and share exchange ratio of 0.1722 Additional cash payment to Recall shareholders of US$0.50 per fully diluted Recall share IRM shares outstanding of 212 million as of 2015 and Recall fully diluted shares outstanding of 323 million at closing Additional transaction costs of US$80 million include financing fees and expenses and transaction costs Bridge financing and excess revolver capacity to cover deal costs Once deals closes, refinance bridge and replenish capacity on revolver with long-term debt Estimated Sources IRM New IRM Shares IRM Equity Issued to Recall (1) $ 1,710 51 Share Portion of Estimated E&P Purge and REIT Taxable Income 80 2 Line of Credit Funded Amount 1,117 Total $ 2,907 53 Estimated Uses Purchase of Recall Equity in Stock $ 1,710 Repayment of Current Recall Debt 687 Cash to Recall Shareholders (US$0.50/share) 160 Maximum Cash Paid to Shareholders Electing Cash 170 Share Portion of Estimated E&P Purge and REIT Taxable Income 80 Cash Portion of Estimated E&P Purge and REIT Taxable Income 20 Transaction Costs 80 Total $ 2,907

Definitions Adjusted Earnings Per Share, or Adj. EPS: Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs (as defined below); (5) REIT Costs (as defined below); (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO: AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, REIT Costs, Recall Costs, working capital adjustments and other non-cash expenses. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA and Adjusted OIBDA Margin: Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net, Recall Costs and REIT Costs. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Definitions Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA (continued) Adjusted OIBDA does not include certain items that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; (7) income (loss) from discontinued operations, net of tax; (8) gain (loss) on sale of discontinued operations, net of tax; and (9) net income (loss) attributable to noncontrolling interests. Adjusted OIBDA also does not include interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted OIBDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted OIBDA and Adjusted OIBDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Funds From Operations, or FFO (NAREIT), and FFO (Normalized) : Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income excluding (i) depreciation on real estate assets and (ii) gain on sale of real estate, net of tax (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) Recall Costs; (4) REIT Costs; (5) other expense (income), net; (6) deferred income taxes and REIT tax adjustments; (7) income (loss) from discontinued operations, net of tax; and (8) gain (loss) on sale of discontinued operations, net of tax.

Definitions Recall Costs: Includes operating expenditures associated with our proposed acquisition of Recall, including costs to complete the Recall Transaction, including advisory and professional fees, as well as costs incurred to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion, system upgrade costs and costs to complete the divestitures required in connection with receipt of regulatory approval and to provide transitional services required to support the divested businesses during a transition period. REIT Costs: Includes costs associated with our conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods.